UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2010

HORIYOSHI WORLDWIDE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53976	98-0513655
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

711 South Olive Street, Suite 504, Los Angeles, Ca	90014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 505-7114

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Further to our negotiations with Horiyoshi the Third Limited out of Japan for an acquisition or business combination, on August 1, 2010, we entered into a letter of intent with Horiyoshi the Third pursuant to which we have agreed to enter into a definitive agreement for the acquisition of all of the issued and outstanding shares of Horiyoshi the Third (the “Transaction”).

The consideration for the acquisition of the shares of Horiyoshi the Third is payable by the issuance of 64,866,000 restricted shares of our common stock to the Horiyoshi the Third shareholders. The Transaction is subject to completion of a definitive agreement.

Horiyoshi the Third designs, manufactures and distributes luxury apparel, which are designs based upon the artwork for famed tattoo artist Yoshihito Nakano-Horiyoshi III.

The foregoing description of the letter of intent is qualified in its entirety by the contents of the letter of intent attached as Exhibit 99.1 to this current report.

Item 9.01	Exhibits

99.1	Letter of Intent with Horiyoshi the Third Limited, dated August 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIYOSHI WORLDWIDE INC.

/s/ Mitsuo Kojima
Mitsuo Kojima
President and Director

Date: August 16, 2010